                                                            Rule 424(b)(3)
                                                            File No. 333-38545

Pricing Supplement No. 12                                   Dated: June 10, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)



U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series H

(Registered Notes -Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $100,000,000            Issue Price: 100%

Original Issue Date: June 15, 1998        Stated Maturity Date: January 18, 2000

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:     [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
               [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset : Quarterly

Interest Payment Period : Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 18th day of January, April, July and October, beginning October 19, 1998 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 18th day of January, April, July and October, beginning October 19, 1998 up to and including the Stated Maturity Date.


Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

                                                      Rule 424(b)(3)
                                                      File No. 333-38545

Pricing Supplement No. 12                             Dated: June 10, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)


Initial Interest Rate:

Index Maturity: 4 month Libor until October 19, 1998 thereafter 3 month Libor

Day Count Convention: ACT/360

Maximum Interest Rate: N/A                            Minimum Interest Rate: N/A

Spread (+/-): +.10%                                   Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .07684%

Other Provisions:   a)   AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         12 UNDER MTN-SERIES H PROGRAM: $1,330,000,000
                    b)   CUSIP #42333HJU7

Agent: Merrill Lynch & Co.        and           J. P. Morgan Securities Inc.
       250 Vesey Street                         60 Wall Street
       New York, NY 10281                       New York, New York 10260


                                                     Rule 424(b)(3)
                                                     File No. 333-38545

Pricing Supplement No. 13                            Dated: June 10, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)



U.S.$2,500,000,000
Heller Financial, Inc.
Medium-Term Notes, Series H

(Registered Notes -Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $22,000,000                Issue Price: 100%

Original Issue Date: June 15, 1998           Stated Maturity Date: June 16, 2003

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:     [] Commercial Paper Rate [X] LIBOR [] Treasury Rate
               [] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset : Quarterly

Interest Payment Period : Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 15th day of March, June, September and December, beginning September 15, 1998 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 15th day of March, June, September and December, beginning September 15, 1998 up to and including the Stated Maturity Date.


Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

                                             Rule 424(b)(3)
                                             File No. 333-38545

Pricing Supplement No. 13                    Dated: June 10, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)


Initial Interest Rate: 5.9375%

Index Maturity: 3 month Libor

Day Count Convention: ACT/360

Maximum Interest Rate: N/A                   Minimum Interest Rate: N/A

Spread (+/-):+.25%                          Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .21742%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 13
                       UNDER MTN-SERIES H PROGRAM: $1,430,000,000
                   b)  CUSIP #42333HJV5

Agent: BancAmerica Robertson Stephens
       231 South LaSalle Street
       Chicago, Illinois 60697

                                              Rule 424(b)(3)
                                              File No. 333-38545

Pricing Supplement No. 14                     Dated: June 11, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)



U.S.$2,500,000,000

Heller Financial, Inc.

Medium-Term Notes, Series H

(Registered Notes -Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $100,000,000                Issue Price: 100%

Original Issue Date: June 16, 1998            Stated Maturity Date: July 6, 1999

Form: [X] Book-Entry [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:  [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
            [ ] Federal Funds Rate [ ] Prime Rate [ ] Other:

Interest Reset: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 6th day of January, April, July and October, beginning July 6, 1998 up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 6th day of January, April, July and October, beginning July 6, 1998 up to and including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

                                                      Rule 424(b)(3)
                                                      File No. 333-38545

Pricing Supplement No. 14                             Dated: June 11, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)


Initial Interest Rate: 5.70625%

Index Maturity: 1 month Libor until July 6, 1998 thereafter 3 month Libor

Day Count Convention: ACT/360

Maximum Interest Rate: N/A                            Minimum Interest Rate: N/A

Spread (+/-):+.05%                                    Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .05%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 14
                       UNDER MTN-SERIES H PROGRAM: $1,452,000,000
                   b)  CUSIP #42333HJW3

Agent: Goldman, Sachs & Co.
       85 Broad Street
       27th Floor
       New York, New York  10004